UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

Lexaria Bioscience Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-39874	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer IdentifiCAtion No.)

100-740 McCurdy Road

Kelowna, BC Canada V1X 2P7

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:

(250) 765-6424

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	LEXX	The Nasdaq Capital Market
Warrants to Purchase Common Stock	LEXXW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2023, Lexaria Bioscience Corp. (the “Company”) entered into a placement agency agreement dated as of May 8, 2023 (the “PAA”) with Maxim Group LLC (the “Placement Agent”) in connection with an offering of an aggregate of 2,106,000 Units (the “Offering”), each Unit consisting of one share (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”). The public offering price was $0.95 per Unit, before deducting placement agent fees and estimated offering expenses. The Offering is expected to close on May 11, 2023, subject to customary closing conditions. The components of the Units were issued separately and are immediately separable upon issuance.

The Warrants are immediately exercisable at a price of $0.95 per share and will expire on the five (5) year anniversary of May 11, 2023, the original issuance date. In addition, a holder may also effect a “cashless” exercise for the number of shares of common stock to be determined according to a formula set forth in the Warrant if at the time of the exercise of the Warrant, there is no effective registration statement or the prospectus contained in an effective registration statement is not available for the issuance of the underlying shares to the holder.

Pursuant to the PAA, the Company agreed to pay the Placement Agent a cash placement fee equal to 7.0% of the gross proceeds of the Offering, plus the reimbursement of up to $70,000 of legal fees.

On May 8, 2023, the Company also entered into a security purchase agreement (the “Purchase Agreement”) with certain institutional investors named therein (the “Purchasers”) in connection with the Offering. Under the Purchase Agreement, the Purchasers agreed to subscribe for up to an aggregate of $247,000 of Units.

The Units, the Shares, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants were offered by the Company pursuant to a Registration Statement on Form S-1, as amended (File No. 333-271096), initially filed on April 3, 2023, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and declared effective on May 8, 2023.

The Purchase Agreement and PAA contain customary representations, warranties, and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company, the Placement Agent and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreement and PAA were made only for purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

In conjunction with the closing of the Offering, the Company expects to enter into a Warrant Agency Agreement with Computershare Inc. and Computershare Trust Company, N.A. (“Computershare”), pursuant to which Computershare will act as warrant agent with respect to the Warrants issued by the Company in the Offering.

A copy of the form of Warrant is filed hereto as Exhibit 4.1. Copies of the Purchase Agreement and PAA are filed hereto as Exhibits 10.1 and 10.2, respectively. A copy of the form of Warrant Agency Agreement is filed hereto as Exhibit 4.2. The foregoing descriptions of the terms of the Warrants, Purchase Agreement, PAA and Warrant Agency Agreement are qualified in their entirety by reference to such exhibits.

 Item 8.01 Other Events.

On May 8, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about the Offering and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected, including but not limited to the risks that the Offering does not occur when expected or at all because required conditions to closing are not satisfied on a timely basis or at all. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Warrant (Incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1 filed with the SEC on April 28, 2023)

4.2	Form of Warrant Agency Agreement (Incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 filed with the SEC on April 28, 2023)

10.1	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed with the SEC on April 28, 2023)

10.2	Placement Agency Agreement

99.1	Press Release dated May 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

Date: May 10, 2023	By:	/s/ Christopher Bunka
Christopher Bunka
Chief Executive Officer

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